UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2007

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2007, the Board of Directors of Appalachian Bancshares, Inc. (the “Company”) voted to amend Article Eight of the Bylaws of the Company, effective October 23, 2007, to permit the Company to issue and transfer shares of the Company’s stock that are not represented by certificates. This amendment was adopted to allow the shares of the Company to be eligible for participation in a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, which, effective January 1, 2008, will be required of all NASDAQ-listed companies. The full text of the Company’s Bylaws, as amended and restated, is attached hereto as Exhibit 3.2, and amended Article Eight thereof is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.2	Bylaws of the Company, as Amended and Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Tracy R. Newton
Tracy R. Newton
President and Chief Executive Officer

Dated: October 25, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of the Company, as Amended and Restated.